SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12


                           MAVERICK TUBE CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously.  Identify the previous filing by registration statement number,
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     The proxy  materials filed by Maverick under Schedule 14A on March 20, 2002 regarding the Annual Meeting to be held on Thursday, May 2, 2002, are hereby supplemented by adding a paragraph immediately following the second paragraph under Item 1 of the Proxy Statement to read as follows:

          "Mr. Dennis G. Flanagan, included in the slate of nine persons nominated by the Board of Directors for election as directors of Maverick, has resigned as a director of Maverick effective April 10, 2002 and will not stand for reelection as a director of Maverick at the Annual Meeting. Accordingly, the nominees of the Board of Directors to be acted upon by the Maverick stockholders will not include Mr. Flanagan. The Board of Directors will consider seeking a qualified individual to fill the vacancy created by Mr. Flanagan's resignation. Because it is not expected that this process will be completed prior to the upcoming Annual Meeting, and to reflect Mr. Flanagan's unavailability to serve as a director, the slate of persons nominated by the Board of Directors will consist of the remaining eight, rather than a full slate of nine, nominees."